UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 29, 2008 (December 20, 2008)

CHINA FUHUA NEW MATERIALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53068	26-1702241
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9595 Wilshire Blvd., Suite 900 Beverly Hills, CA 90212
(Address of Principal Executive Offices)

(310) 300-8418
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry Into A Material Definitive Agreement.

Share Exchange Agreement

On December 20, 2008, China Fuhua New Materials Holdings, Inc. (the "Company") entered into a share exchange agreement (the "Share Exchange Agreement"), dated December 12, 2008, with Leadings Asia Pacific Investment Limited, a British Virgin Islands company ("Leading Asia"), Good Wealth Capital Investment Limited, a Hong Kong company ("Good Wealth"), TMK Power Industries Ltd., a PRC company ("TMK"), and together with Leading Asia and Good Wealth, the "Leading Asia Companies"), Henian Wu, Zongfu Wang and Junbiao Huang (such individuals being referred to herein as the "Founders"), the sole shareholder of Leading Asia, Unitech International Investment Holdings Limited, a British Virgin Islands company ("Unitech") and Ming Xu (for purposes of Section 7.10, Indemnification, only). Under the Share Exchange Agreement, Unitech, as the sole holder of Leading Asia stock, has agreed to transfer all of its Leading Asia stock to the Company in exchange for a number of newly issued shares of the Common Stock of the Company that will constitute eighty-four percent (84%) of the issued and outstanding capital stock of the Company, on a fully diluted basis, as of and immediately after the Closing.

Closing of the transactions contemplated by the Share Exchange Agreement is subject to the satisfaction or waiver of customary closing conditions, including delivery of opinions from Leading Asia's British Virgin Island legal counsel and its legal counsel in the People's Republic of China. The closing of the transactions contemplated by the Share Exchange Agreement (the "Closing") is expected to occur on or before March 31, 2009.

The Share Exchange Agreement may be terminated prior to the Closing: (a) by mutual agreement of Leading Asia, the Company, and Unitech; (b) by the Company upon written notice to Leading Asia and Unitech in the event Leading Asia, Unitech or any Founder has breached any material representation, warranty, or covenant contained in the Share Exchange Agreement in any material respect, and the Company has notified Leading Asia, Unitech and/or the Founder of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach; (c) in the event that the Company objects to any information contained in Leading Asia's disclosures and the parties cannot agree on mutually satisfactory modifications thereto; (d) if the Closing shall not have occurred on or before February 2, 2009 by reason of the failure of any condition precedent, then Leading Asia may terminate the Share Exchange Agreement by giving written notice to the Company at any time prior to the Closing; or, (f) in the event the Company has breached any material representation, warranty, or covenant contained in the Share Exchange Agreement in any material respect, Leading Asia has notified the Company of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit
No.	Description

10.1	Share Exchange Agreement, dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FUHUA NEW MATERIALS HOLDINGS, INC.

Date: December 29, 2008	/s/ Ming Xu
Ming Xu
President

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Share Exchange Agreement, dated December 12, 2008